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                                                              EXHIBIT 23.2
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in this Registration Statement on Form S-8 of SS&C Technologies, Inc. of (i) our report dated March 8, 1996, except as to Notes 3 and 13 for which the date is April 25, 1996, on our audits of the consolidated financial statements of SS&C Technologies, Inc. and Subsidiaries as of December 31, 1994 and 1995, and for the years ended December 31, 1993, 1994 and 1995, and (ii) our report dated December 21, 1995 on our audits of the financial statements of Chalke Incorporated as of January 31, 1994 and December 31, 1994, and for the year ended January 31, 1994 and the eleven months ended December 31, 1994, which reports are included in the Registration Statement on Form S-1 (File No. 333-3094) of SS&C Technologies, Inc.



                                            Coopers & Lybrand L.L.P.

Hartford, Connecticut
June 28, 1996